                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the reference to our firm under the caption "EXPERTS" in the Prospectus forming a part of this Registration Statement on Amendment No. 3 to Form S-1 of SFX Entertainment, Inc., a Delaware corporation, and to the incorporation of our report, dated June 13, 1997 on the financial statements of QBQ Entertainment, Inc., a New York corporation, as of December 31, 1996 and for the years ended December 31, 1995 and 1996.



                                               /s/ David Berdon & Co. LLP
                                               ----------------------------
                                               DAVID BERDON & CO. LLP
                                               CERTIFIED PUBLIC ACCOUNTANTS



                                               New York, New York
                                               February 8, 1999